EXHIBIT C
                                                                  ---------
                                 LEIDY HUB, INC.
                                  BALANCE SHEET
                                   (UNAUDITED)


                                                         At December 31, 1999
                                                         --------------------

ASSETS
Current Assets:
  Cash                                                        $    7,523
  Notes Receivable - Associated Companies                        800,000
  Accounts Receivable - Associated Companies                       4,190
  Prepayments                                                      6,363
                                                              ----------
Total Current Assets                                             818,076
                                                              ----------

Property, Plant & Equipment                                        3,208
  Less:  Reserve for DDA                                          (3,170)
                                                              ----------
Net Property, Plant & Equipment                                       38
                                                              ----------


Other Assets:
  Investment in Ellisburg-Leidy
   Northeast Hub Co.                                             117,157
  Investment in Enerchange                                             -
  Other Deferred Debits                                            1,873
                                                              ----------
Total Other Assets                                               119,030
                                                              ----------

Total Assets                                                  $  937,144
                                                              ==========

LIABILITIES & STOCKHOLDERS EQUITY
 Capital Stock $1 Par:
  Authorized 4,000 shares issued
   and outstanding                                            $    4,000
  Paid-in-Capital                                              1,364,500
  Retained Earnings                                             (659,591)
                                                              ----------
Total Stockholders Equity                                        708,909
                                                              ----------

Current & Accrued Liabilities:
  Accounts Payable - Assoc. Companies                             25,548
  Federal Income Taxes Payable                                    75,995
  Other Accruals                                                   5,731
                                                              ----------
Total Current & Accrued Liabilities                              107,274
                                                              ----------

Accumulated Deferred Income Taxes                                120,961
                                                              ----------

Total Liabilities & Equity                                    $  937,144
                                                              ==========